                                                                Exhibit 23.3



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333___ ) pertaining to the VREAM, Inc. 1995 Stock Option Plan of PLATINUM technology, inc. of our report dated September 2, 1994, included in the PLATINUM technology, inc's Annual Report on Form 10-K for the year ended December 31, 1995, with respect to the consolidated statements of income, stockholders' equity and cash flows of Altai, Inc. for the years ended July 31, 1994, and 1993, which financial statements are not separately presented in PLATINUM technology, inc.'s Annual Report on Form 10-K.

                                        /s/ Ernst & Young LLP








Fort Worth, Texas
January 29, 1997